21 Platform Way South, Suite 3500 Nashville, TN 37203 (615) 742-6200 August 25, 2026 Tractor Supply Company 5401 Virginia Way Brentwood, TN 37027 Re: Tractor Supply Company 5.200% Senior Notes due 2032 We have acted as counsel to Tractor Supply Company, a Delaware corporation (the “Company”), in connection with the issuance by the Company of $500 million aggregate principal amount of the Company’s 5.200% Senior Notes due 2032 (the “Notes”), pursuant to the Company’s Registration Statement on Form S-3ASR (File Number: 333-298373) (the “Registration Statement”), including a base prospectus, dated August 17, 2026 (the “Base Prospectus”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the prospectus supplement dated August 19, 2026, filed with the Commission on August 21, 2026 pursuant to Rule 424(b) under the Securities Act (collectively with the Base Prospectus, the “Prospectus”). The Notes are to be issued pursuant to the provisions of an Indenture, dated as of October 30, 2020 (the “Base Indenture”), as amended and supplemented by a third supplemental indenture, dated as of August 25, 2026 (the “Third Supplemental Indenture;” the Base Indenture, as amended and supplemented by the Third Supplemental Indenture, is hereinafter called the “Indenture”), each between the Company and Regions Bank, as trustee (the “Trustee”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Notes. In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth, including corporate documents and records of the Company, certificates of public officials and such other matters as we have deemed necessary or appropriate for purposes of this opinion. We also have been furnished with, and have relied upon, oral or written statements and representations of officers and other representatives of the Company, public officials and others. We have not independently verified such factual matters. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. We have assumed for purposes of this opinion that (a) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) the Trustee has the requisite power and authority to execute and deliver and to perform its obligations under each of the Indenture and the Notes; (c) the Trustee has duly authorized, executed and delivered each of the Indenture and the Notes; (d) each of the Indenture and the Notes constitutes a legally valid and binding agreement of the Trustee, enforceable against it in accordance with its terms; and (e) the Trustee is in compliance, generally and with respect to acting as Trustee under the Indenture, with all applicable laws and regulations.

August 25, 2026 Page 2 Our opinion set forth herein is limited, to the extent relevant for our opinions herein, to the Delaware General Corporation Law, and to the laws of the State of New York that, in our experience, are applicable to the Notes (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of Delaware or the State of New York) and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Covered Law”). We do not express any opinion with respect to the law of any jurisdiction other than the Covered Law or as to the effect of any such non-covered law on the opinion herein stated or the securities or “blue sky” laws of any other jurisdiction. The opinion expressed in this opinion letter is strictly limited to the matters stated in this opinion letter and no other opinions are to be implied. To the extent our opinion set forth below relates to the enforceability of the choice of New York law and choice of New York forum provisions of the Indenture and the Notes, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§5-1401, 5-1402 and N.Y. C.P.L.R. 327(b) and is subject to the qualification that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought. We have also assumed that the Company has complied with all aspects of applicable laws of jurisdictions other than the State of New York in connection with the transactions contemplated by the Indenture. Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, and assuming that the Notes have been duly authenticated by the Trustee in accordance with the Indenture and delivered and paid for by the purchasers thereof, we are of the opinion that the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with the terms thereof. The opinion rendered in the above paragraph is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer and fraudulent conveyance, moratorium and other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether considered in a proceeding at law or in equity; (iii) laws, rules, regulations, orders and policies concerning Federal, state and local emergencies; (iv) the effect of public policy considerations that may limit the rights of the parties to obtain further remedies; (v) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (vi) the enforceability of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (vii) limitations on the availability of a remedy under certain circumstances where another remedy has been elected; (viii) limitations on the enforceability of provisions releasing, exculpating, or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (ix) the enforceability, where less than all of the contract may be unenforceable, of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and (x) judicial discretion regarding the determination of damages and entitlement to attorneys’ fees. We express no opinion or belief as to: (i) the enforceability of any provision in the Indenture or the Notes purporting or attempting to (A) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue, (B) confer subject matter

August 25, 2026 Page 3 jurisdiction on a court not having independent grounds therefor, (C) modify or waive the requirements for effective service of process for any action that may be brought, (D) waive the right of the Company or any other person to a trial by jury, (E) provide that remedies are cumulative or that decisions by a party are conclusive, (F) modify or waive the rights to notice, legal defenses, statutes of limitations and statutes of repose (including the tolling of the same) or other benefits that cannot be waived under applicable law, (G) waive the right to any stay or extension law, or (H) provide for or grant a power of attorney; (ii) the enforceability of (A) any rights to indemnification or contribution provided for in the Indenture or the Notes which are violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) or the legality of such rights, (B) any rights to set-off or net payment obligations, (C) any provisions purporting to provide to any party the right to receive costs and expenses beyond those reasonably incurred by it, or (D) provisions in the Indenture or the Notes whose terms are left open for later resolution by the parties; (iii) the validity, binding effect or enforceability of any provisions relating to attorneys’ or trustees’ fees; and (iv) whether an acceleration of the Notes may affect the collectability of that portion of the stated principal amount thereof in excess of the public offering price to the extent that such portion was determined to constitute unearned interest thereon. In rendering the opinions set forth above, we have assumed that the execution and delivery by the Company of the Indenture and the Notes and the performance by the Company of its obligations thereunder do not and will not (i) violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties are subject; (ii) contravene any order or decree of any governmental authority to which the Company or its properties is subject; or (iii) require the consent, approval, licensing, or authorization of, or filing, recording or registration, with any governmental authority under any legal requirement. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement through a Current Report on Form 8-K. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof, and we assume no obligation to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law. Yours very truly, /s/ Bass, Berry & Sims PLC